EXHIBIT 4.1


THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED.

THE HOLDER IS ENTITLED TO THE RIGHTS, SUBJECT TO THE OBLIGATIONS, OF THE REGISTRATION RIGHTS PROVISIONS ATTACHED HERETO AS SUPPLEMENT A TO THIS WARRANT.



                        EVCI CAREER COLLEGES INCORPORATED

                          COMMON STOCK PURCHASE WARRANT

No. 1


         EVCI CAREER COLLEGES INCORPORATED, a Delaware corporation (the "Company"), for value received, hereby certifies that Roth Capital Partners, LLC or registered assigns (the "Holder"), is entitled to purchase from the Company, at the Purchase Price, 62,338 shares of its duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, par value $.0001 per share, of the Company ("Common Stock"), at any time or from time to time prior to 5:00 P.M., New York City time, on the Expiration Date, all subject to the terms, conditions and adjustments set forth below.

         Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned such terms in the Agreement.

         1. Definitions. As used herein, unless the context otherwise requires, the following terms shall have the meanings indicated:

         "Business Day" shall mean any day other than a Saturday or a Sunday or a day on which commercial banking institutions in the City of New York are authorized by law to be closed. Any reference to "days" (unless Business Days are specified) shall mean calendar days. In any circumstance where a date of determination under this Warrant falls on a date that is not a Business Day, it shall be deemed to be the next Business Day.

         "Common Stock" shall have the meaning assigned to it in the introduction to this Warrant, such term to include any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock, and all other stock of any class or classes (however designated) of the Company the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference.

         "Company" shall have the meaning assigned to it in the introduction to this Warrant, such term to include any corporation or other entity which shall succeed to or assume the obligations of the Company hereunder in compliance with
Section 3.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder, or any successor statute.

         "Expiration Date" shall mean March 31, 2009.

         "Person" shall mean any individual, firm, partnership, corporation, trust, joint venture, association, joint stock company, limited liability company, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof, and shall include any successor (by merger or otherwise) of such entity.

         "Purchase Price" shall mean $14.338, subject to adjustment and readjustment from time to time as provided in Section 2, and, as so adjusted or readjusted, shall remain in effect until a further adjustment or readjustment thereof is required by Section 2.

         "Securities Act" shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations thereunder, or any successor statute.

         "Warrant" shall mean this Common Stock Purchase Warrant.

         "Warrant Shares" shall mean the number of shares of Common Stock that can be purchased upon exercise of this Warrant.

         1. EXERCISE OF WARRANT.

         1.1. Manner of Exercise; Payment of the Purchase Price.

         (a) This Warrant may be exercised by the Holder hereof, in whole or in part, at any time or from time to time prior to the Expiration Date, by surrendering to the Company at its principal office this Warrant, with the form of Election to Purchase Warrant Shares attached hereto as Exhibit A (or a reasonable facsimile thereof) duly executed by the Holder and accompanied by payment of the Purchase Price for the number of shares of Common Stock specified in such form.

         (b) Payment of the Purchase Price shall be made in United States currency by cash or delivery of a certified check or bank draft payable to the order of the Company or by wire transfer to the Company.

         (c) Notwithstanding anything contained herein to the contrary, if at any time after the earlier of the Effective Date and the Effectiveness Deadline (as such terms are defined in the Registration Rights Agreement between the Company and the Buyers named therein dated March 26, 2004 pursuant to which transaction this warrant has been issued) and during the period (the "Cashless Exercise Period") commencing five (5) Business Days prior to the holder's delivery of an Exercise Notice and ending on the day of delivery of the Exercise Notice, a Registration Statement (as defined in the Registration Rights Agreement) covering the Warrant Shares that are the subject of the Exercise Notice (the "Unavailable Warrant Shares") is not available for the resale of such Unavailable Warrant Shares, the holder of this Warrant may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the "Net Number" of shares of Common Stock determined according to the following formula (a "Cashless Exercise"), provided that such Cashless Exercise is specified in an Exercise Notice delivered during the Cashless Exercise
Period:

                             Net Number = (A x B) - (A x C)
                                                   B
               For purposes of the foregoing formula:

                      A= the total number of shares with respect to which this Warrant is then being exercised.

                      B= the Closing Sale Price of the Common Stock on the date immediately preceding the date of the Exercise Notice.

                      C= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

         1.2. When Exercise Effective. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been surrendered to, and the Purchase Price (or cashless net exercise calculation, if applicable) shall have been received by, the Company and at such time the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such exercise shall be deemed to have become the holder or holders of record thereof for all purposes.

         1.3. Delivery of Stock Certificates, Etc.; Charges, Taxes and Expenses.

         (a) As soon as practicable after each exercise of this Warrant, in whole or in part, the Company shall cause to be issued in such denominations as may be requested by the Holder in the Election to Purchase Warrant Shares, in the name of and delivered to the Holder or, subject to applicable securities laws, as the Holder may direct.

                  (i) a certificate or certificates for the number of Warrant Shares to which the Holder shall be entitled upon such exercise plus, in lieu of issuance of any fractional share to which the Holder would otherwise be entitled, a Company check pursuant to Section 6.4, and

                  (ii) in case such exercise is for less than all of the Warrant Shares a new Warrant or Warrants of like tenor, covering the balance of the Warrant Shares.

         (b) Issuance of Warrant Shares upon the exercise of this Warrant shall be made without charge to the Holder hereof for any issue tax or other incidental expense, in respect of the issuance of such certificates, all of which such taxes and expenses shall be paid by the Company; provided, however, the Holder shall pay any applicable transfer or similar tax resulting from the issuance of Warrant Shares to any Person other than the Holder.

         2. Adjustments.

         2.1. Stock Dividends, Splits. In the event that the Company shall (a) issue additional shares of the Common Stock as a dividend or other distribution on the outstanding Common Stock, (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Purchase Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 2. The number of Warrant Shares that the Holder shall thereafter, be entitled to receive on the exercise hereof as provided in Section 1, shall be increased to a number determined by multiplying the number of Warrant Shares that would otherwise (but for the provisions of this Section 2) be issuable on such exercise by a fraction of which the numerator is the Purchase Price that would otherwise (but for the provisions of this Section 2) be in effect, and the denominator is the Purchase Price in effect on the date of such exercise.

         2.2. De Minimis Adjustments. If the amount of any adjustment of the Purchase Price per share required pursuant to this Section 2 would be less than $.01, such amount shall be carried forward and the adjustment with respect thereto made at the time of and together with any subsequent adjustment which, together with such amount and any other amount shall aggregate a change in the Purchase Price of at least $.01 per share. All calculations under this Warrant shall be made to the nearest .001 of a cent or to the nearest one-hundredth of a share, as the case may be.

         3. CONSOLIDATION, MERGER, ETC.

         3.1. Adjustments for Consolidation, Merger, Sale of Assets, Reorganization, Etc. In case the Company after the date hereof shall (a) consolidate with or merge into any other Person and shall not be the continuing or surviving corporation of such consolidation or merger, or (b) permit any other Person to consolidate with or merge into the Company and the Company shall be the continuing or surviving Person but, in connection with such consolidation or merger, the Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (c) transfer all or substantially all of its properties or assets to any other Person in one or more related transactions, or (d) effect a capital reorganization or reclassification of the Common Stock then, and in the case of each such transaction, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder of this Warrant, upon the exercise hereof at any time after the consummation of such transaction, shall be entitled to receive (at the aggregate Purchase Price in effect at the time of such consummation for all Warrant Shares issuable upon such exercise immediately prior to such consummation), in lieu of the Common Stock issuable upon such exercise prior to such consummation, the amount of securities, cash or other property to which such Holder would actually have been entitled as a stockholder upon such consummation if such Holder had exercised this Warrant immediately prior thereto, subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in Section 2.

         3.2. Assumption of Obligations. Notwithstanding anything contained in this Warrants, the Company shall not effect any of the transactions described in clauses (a) through (d) of Section 3.1 unless, prior to the consummation thereof, each Person (other than the Company) which may be required to deliver any stock, securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holder of this Warrant, the obligations of the Company under this Warrant (and, if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Warrant).

         4. Certificate as to Adjustments. In each case of any adjustment or readjustment pursuant to Section 2, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate, signed by the Chief Financial Officer, the Treasurer or one of the Assistant Treasurers of the Company, setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof.

         5. Reservation of Stock, etc. The Company shall at all times reserve and keep available, solely for issuance and delivery upon exercise of the Warrants, 100% of the number of Warrant Shares from time to time issuable upon exercise of all Warrants at the time outstanding. All Warrant Shares issuable upon exercise of any Warrants shall be duly authorized and, when issued upon such exercise, shall be validly issued and, in the case of shares, fully paid and nonassessable with no liability on the part of the holders thereof, and, in the case of all securities, shall be free from all taxes, liens, security interests, encumbrances, preemptive rights and charges, except for the payment of applicable transfer or similar taxes by the Holder upon issuance to a Person other than the Holder. Subsequent to the Expiration Date, no shares of stock need be reserved in respect of any unexercised portion of this Warrant.

         6. REGISTRATION AND TRANSFER OF WARRANTS, ETC.

         6.1. Warrant Register; Ownership of Warrants. Each Warrant issued by the Company shall be numbered and shall be registered in a warrant register (the "Warrant Register") as it is issued and transferred, which Warrant Register shall be maintained by the Company at its principal office or, at the Company's election and expense, by a warrant agent or the Company's Transfer Agent. The Company shall be entitled to treat the registered Holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other Person, and shall not be affected by any notice to the contrary, except that, if and when any Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes. A Warrant, if properly assigned, may be exercised by a new holder without a new Warrant first having been issued.

         6.2. Transfer of Warrants and Compliance with Securities Laws.

         (a) Neither this Warrant nor any interest therein may be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the Holder and the transferee or assignee thereof. Subject to such compliance, this Warrant and all rights hereunder are transferable in whole or in part, without charge to the Holder hereof, upon surrender of this Warrant with a properly executed Form of Assignment, attached hereto as Exhibit B, at the principal office of the Company. Upon any partial transfer, the Company shall at its expense issue and deliver to the Holder a new Warrant of like tenor, in the name of the Holder, which shall be exercisable for such number of shares of Common Stock with respect to which rights under this Warrant were not so transferred and to the transferee a new Warrant of like tenor, in the name of the transferee, which shall be exercisable for such number of shares of Common Stock with respect to which rights under this Warrant were so transferred.

         (b) The Holder, by acceptance of this Warrant, acknowledges that neither this Warrant nor the Warrant Shares have been registered under the Securities Act and represents and warrants to the Company that this Warrant is being acquired for investment and not for distribution or resale, solely for Holder's own account and not as a nominee for any other person, and that Holder will not offer, sell, pledge or otherwise transfer this Warrant or any Warrant Shares except (i) in compliance with the requirements for an available exemption from the Securities Act and any applicable state securities laws, or (ii) pursuant to an effective registration statement or qualification under the Securities Act and any applicable state securities laws.

         6.3. Replacement of Warrants. On receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender of such Warrant to the Company at its principal office and cancellation thereof, the Company at its expense shall execute and deliver, in lieu thereof, a new Warrant of like tenor.

         6.4. Fractional Warrant Shares. Notwithstanding any adjustment pursuant to Section 2, the Company shall not be required to issue fractions of shares upon exercise of this Warrant or to distribute certificates which evidence fractional shares. In lieu of fractional shares, the Company shall make payment to the Holder of an amount in cash equal to such fraction multiplied by the closing bid price on the principal trading market of a share of Common Stock on the date of exercise of this Warrant.

         7. Notices. Any notices, consents, waivers or other communications required or permitted to be given hereunder must be in writing and will be deemed to have been given (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile, receipt confirmed; (iii) three days after being sent by U.S. certified mail, return receipt requested; or (iv) one day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

         If to the Company:

                      EVCI Career Colleges Incorporated
                      1 Van Der Donck Street, 2nd Floor
                      Yonkers, New York 10701
                      Telephone:  (914) 623-0700
                      Facsimile:  (914) 964-8222
                      Attention:  Chief Financial Officer

         If to the Holder, to its address and facsimile number on the signature page of the Agreement.

         Each party shall provide five days' prior written notice to the other party of any change in address or facsimile number. Notwithstanding the foregoing, the exercise of this Warrant shall be effective in the manner provided in Section 1.

         8. Amendments. This Warrant and any term hereof may not be amended, modified, supplemented or terminated, and waivers or consents to departures from the provisions hereof may not be given, except by written instrument duly executed by the party against which enforcement of such amendment, modification, supplement, termination or consent to departure is sought.

         9. Descriptive Headings, Etc. The headings in this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein. Unless the context of this Warrant otherwise requires: (a) words of any gender shall be deemed to include each other gender;
(b) words using the singular or plural number shall also include the plural or singular number, respectively; (c) the words "hereof", "herein" and "hereunder" and words of similar import when used in this Warrant shall refer to this Warrant as a whole and not to any particular provision of this Warrant, and Section and paragraph references are to the Sections and paragraphs of this Warrant unless otherwise specified; (d) the word "including" and words of similar import when used in this Warrant shall mean "including, without limitation," unless otherwise specified; (e) "or" is not exclusive; and (f) provisions apply to successive events and transactions.

         10. GOVERNING LAW. This Warrant shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to the conflict of laws principles thereof).

         11. Judicial Proceedings. Any legal action, suit or proceeding brought against the Company with respect to this Warrant may be brought in any court located in Westchester County, State of New York, and by execution and delivery of this Warrant, the Company hereby irrevocably and unconditionally waives any claim (by way of motion, as a defense or otherwise) of improper venue, that it is not subject personally to the jurisdiction of such court, that such courts are an inconvenient forum or that this Warrant or its subject matter may not be enforced in or by such court.

         IN WITNESS WHEREOF, the Company has caused this Common Stock Purchase Warrant to be issued as of the 29th day of March, 2004.


                                  EVCI CAREER COLLEGES INCORPORATED


                                  By:  /s/ Dr. John J. McGrath
                                       -----------------------
                                  Name: Dr. John J. McGrath
                                  Title: Chief Executive Officer and President

                                                                    EXHIBIT A to
                                                   Common Stock Purchase Warrant

                        EVCI CAREER COLLEGES INCORPORATED

                       ELECTION TO PURCHASE WARRANT SHARES

         The undersigned hereby irrevocably elects to purchase _______ shares of Common Stock, par value $.0001 per share ("Common Stock"), of EVCI CAREER COLLEGES INCORPORATED ("EVCI") by exercising the Common Stock Purchase Warrant (the "Warrant") dated _______________ and issued to the undersigned, and hereby makes payment of $___________ therefore (or, if available pursuant to Section 1.1(c), calculates the number of shares available upon cashless exercise as follows:_______________________________________________________. The undersigned hereby requests that the certificate(s) for such shares and payment for fractional shares be issued and made as follows:

ISSUE TO *: _____________________________________________________________
                                     (NAME)

----------------------------------------------------------------------------
                          (ADDRESS, INCLUDING ZIP CODE)

----------------------------------------------------------------------------
                  (SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)

DELIVER TO: ________________________________________________________________
                                     (NAME)

----------------------------------------------------------------------------
                          (ADDRESS, INCLUDING ZIP CODE)

         If the number of shares of Common Stock purchased hereby is less than the number of shares of Common Stock covered by the Warrant, the undersigned requests that a new Warrant representing the number of shares of Common Stock not so purchased be issued and delivered as follows:

ISSUE TO*: __________________________________________________________________
                                (NAME OF HOLDER)

----------------------------------------------------------------------------
                          (ADDRESS, INCLUDING ZIP CODE)

DELIVER TO: ________________________________________________________________
                                     (NAME)

----------------------------------------------------------------------------
                          (ADDRESS, INCLUDING ZIP CODE)



-------------------
* If other than the Holder specified on the Common Stock Purchase Warrant delivered with this Election to Purchase Warrant Shares, the transfer is subject to compliance with applicable securities laws and the payment by the Holder of any applicable transfer or similar taxes.

         In order to induce EVCI to give instructions to its transfer agent to issue the shares of Common Stock being purchased upon exercise of the Warrant, the undersigned hereby represents and warrants that undersigned is an "accredited investor" as that term is defined in Regulation D under the Securities Act of 1933, as amended.


Individual(s):




------------------------------------------------    --------------------------------------------
Signature (exactly as name appears on stock         Signature of spouse, joint tenant, tenant
certificate(s) tendered)                            in common, or other required signature



------------------------------------------------    --------------------------------------------
Print or type name                                  Print or type name



Entity:



------------------------------------------------
Print or type name of entity (exactly as name appears on stock certificate(s) tendered)


By:
    -----------------------------
Name:
Title:

(UNLESS WAIVED BY EVCI, ALL SIGNATURES MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION THAT IS A MEMBER OF A RECOGNIZED MEDALLION SIGNATURE GUARANTEE PROGRAM.)

                                                                    EXHIBIT B to
                                                   Common Stock Purchase Warrant

                                   ASSIGNMENT

               FOR VALUE RECEIVED, and subject to compliance with applicable securities laws and payment of any applicable transfer taxes, the undersigned hereby sells, assigns, and transfers unto the Assignee named below all of the rights of the undersigned to purchase Common Stock, par value $.0001 per share ("Common Stock") of EVCI CAREER COLLEGES INCORPORATED ("EVCI") represented by the Warrant dated ______________, with respect to the number of shares of Common Stock set forth below:

                                                                   No. of
Name of Assignee              Address                          Warrant Shares
----------------              -------                          --------------




and does hereby irrevocably constitute and appoint any officer of EVCI to make such transfer on the books of EVCI maintained for that purpose, with full power of substitution in the premises.



Date: ____________________






(UNLESS WAIVED BY EVCI, ALL SIGNATURES MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION THAT IS A MEMBER OF A RECOGNIZED MEDALLION SIGNATURE GUARANTY PROGRAM.)

                                                                    SUPPLEMENT A

                               REGISTRATION RIGHTS



         The following provisions are a part of the Warrant (the "Warrant") to purchase shares of Common Stock of EVCI Career Colleges Incorporated, initially dated March 29, 2004, to purchase 62,338 Warrant Shares, subject to adjustment, and any warrant, in substantially the same form as the Warrant, that is issued to any Person who or which becomes a Holder as permitted by the Warrant. References to the "Warrant" include each such subsequently issued Warrant. References to section numbers refer to the sections of this Supplement A, unless the context requires otherwise. All capitalized terms below shall have the same meanings as in the Warrant, unless otherwise defined. By accepting delivery of the Warrant registered in the Holder's name, the Holder is agreeing to be bound by all the provisions of the Warrant, including this Supplement A.

         Section 1. Registration Rights

              1.1 Registration. EVCI shall include the resale of the Warrant Shares in the next Form S-3 registration statement (the "Registration Statement") filed by it with the Securities and Exchange Commission ("SEC"), subject to the Holder's compliance with Section 1(i).

                   (a) EVCI shall use its best efforts to cause the Registration Statement to be declared effective within 90 days after its initial filing with the SEC and to remain effective until the earlier of the date (i) as of which the Holder may sell all of the Warrant Shares without restriction pursuant to Rule 144(k) and (ii) when the Holder shall have sold all of the Warrant Shares.

                   (b) EVCI shall prepare and file with the SEC such amendments and supplements to the Registration Statement and the Prospectus included in Registration Statement (the "Prospectus") as may be necessary to keep the Registration Statement continuously effective, pursuant to Rule 415, for the period specified in Section 1(c) and comply with the provisions of the Securities Act with respect to the disposition of all the Warrant Shares covered by the Registration Statement in accordance with the Holder's intended method of disposition set forth in the Registration Statement for such period; provided, however, notwithstanding the foregoing provisions of this Section 1(b), EVCI may suspend the use of the Registration Statement if EVCI's Board of Directors determines in good faith (after consulting with EVCI's counsel and, if appropriate, its independent auditors) that because of valid and material business developments (which, under applicable securities laws, would be required to be disclosed in an amendment to the Prospectus), including pending mergers or other business combination transactions, the planned acquisition or divestiture of assets, pending material corporate developments and similar events, it is advisable to suspend such use and, prior to or contemporaneously with suspending such use, EVCI provides the Holder with written notice of such suspension, which notice need not specify the nature of the event giving rise to such suspension. At the end of any such suspension period, EVCI shall provide Holder with written notice of the termination of such suspension.

                   (c) EVCI shall permit Holder to review and comment upon the Registration Statement and, upon all future amendments and supplements thereto, at least three days prior to their filing with the SEC.

                   (d) EVCI shall furnish to the Holder such number of copies of the Registration Statement and the Prospectus as the Holder reasonably may request in order to facilitate the public sale or other disposition of the Warrant Shares pursuant to the Prospectus.

                   (e) EVCI shall use its best efforts to register or qualify the Warrant Shares covered by the Registration Statement under the securities or "blue sky" laws of such jurisdictions as the Holder reasonably shall request; provided, however, EVCI shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction.

                   (f) While a Prospectus relating to the Warrant Shares is required to be delivered under the Securities Act, EVCI shall promptly notify the Holder of the happening of any event of which EVCI has knowledge and as a result of which the Prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

                   (g) The Holder agrees that, upon receipt of any notice from EVCI of the happening of any event of the kind specified in Sections 1(b) or
(f), the Holder will immediately discontinue disposition of the Warrant Shares pursuant to the Prospectus until the Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 1(b), and, if so directed by EVCI, the Holder will deliver to EVCI all copies, other than permanent file copies then in Holder's possession, of the most recent Prospectus at the time of receipt of such notice.

                   (h) EVCI shall make available for inspection by the Holder, and any attorney, accountant or other agent retained by the Holder, all financial and other records, pertinent corporate documents and properties of EVCI, and cause EVCI's officers, directors and employees to supply all information reasonably requested by the Holder or such attorney, accountant or agent in connection with the Registration Statement, provided appropriate confidentiality agreements are first received by EVCI.

                   (i) The Holder shall furnish to EVCI in writing such information with respect to it and the proposed distribution by it, as reasonably shall be necessary and reasonably requested by EVCI's counsel in writing, in order to assure compliance with applicable federal and state securities laws.

              1.2 Expenses. All expenses incurred by EVCI in complying with
Section 1.1 including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for EVCI, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, Nasdaq listing fees, fees of transfer agents and registrars, and costs of issuing the Warrant Shares, but excluding any Selling Expenses and fees and disbursements of any counsel, or any accountant or agent of the Holder, are called "Registration Expenses." All underwriting discounts and selling commissions applicable to the sale of the Warrant Shares are called "Selling Expenses."

              EVCI will pay all Registration Expenses and the Holder will pay all Selling Expenses.

              1.3 Indemnification.

                   (a) In connection with the registration and sale of the Warrant Shares pursuant to the Registration Statement, to the fullest extent permitted by law, EVCI will indemnify and hold harmless the Holder together with the Holder's officers, directors, members, partners, employees and agents, and each other person, if any, who controls Holder within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Holder and the Holder's officers, directors, members, partners, employees and agents, or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the Prospectus or any amendment or supplement thereof, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by EVCI of the Securities Act, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Warrant Shares pursuant to the Registration Statement (but not the Holder's failure to comply with the prospectus delivery requirements or other rules and regulations under the Securities Exchange Act of 1934 relating to the Holder's conduct in offering and selling the Warrant Shares). EVCI will promptly reimburse the Holder and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigation or defending any such loss, claim, damage, liability or action; provided, however, that EVCI will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by the Holder or any such controlling person in writing specifically for use in the Registration Statement or the Prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party.

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                   (b) In connection with the registration and sale of the
Warrant Shares pursuant to the Registration Statement, the Holder will indemnify and hold harmless EVCI, each person, if any, who controls EVCI within the meaning of the Securities Act, each officer of EVCI who signs the Registration Statement, and each director of EVCI, against all losses, claims, damages or liabilities, joint or several, to which EVCI or such officer, director, or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus contained therein, or any amendment or supplement thereof, or
(ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will promptly reimburse EVCI and each such officer, director, and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Holder will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to the Holder and furnished in writing to EVCI by the Holder specifically for use in the Registration Statement or the Prospectus; and provided, further, however, that the liability of the Holder hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the Warrant Shares sold by the Holder under the Registration Statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the net proceeds received by the Holder from the sale of the Warrant Shares covered by the Registration Statement.

                   (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party under this Section 1.3 except and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 1.3 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

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                   (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) Holder or any controlling person of the Holder makes a claim for indemnification pursuant to this Section 1.3 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction as to which time to appeal or the denial of the last right of appeal has expired) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 1.3 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of the Holder or any such controlling person in circumstances for which indemnification is provided under this Section 1.3, then, and in each such case, EVCI and the Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Holder is responsible for the portion represented by the percentage that the public offering price of the Warrant Shares offered by the Registration Statement bears to the public offering price of all securities offered by the Registration Statement, and EVCI is responsible for the remaining portion; provided, however, that, in any such case, (A) the Holder shall not be required to contribute any amount in excess of the public offering price of all the Warrant Shares offered by it pursuant to the Registration Statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

              1.4 Enforcement. EVCI acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section 1 and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section 1 may be specifically enforced. In the event that EVCI fails to comply with its obligations and agreements in this Section 1, then, in addition to any other rights or remedies the Holder may have at law or in equity, EVCI shall indemnify and hold harmless the Holder from and against any and all manner of loss which it may incur as a result of such a failure. In addition, EVCI shall also reimburse the Holder for any and all reasonable legal fees and expenses incurred by it in enforcing its rights pursuant to this Section 1, regardless of whether any litigation was commenced.

         Section 2. Market Standoff. In connection with an underwritten public offering by EVCI of at least $5 million in total offering price, if any, the Holder hereby agrees to be subject to a lockup for up to 180 days following the effective date of EVCI's registration statement filed with the SEC in connection with the offering as required by the underwriter(s) thereof. During such period, the Holder agrees not to sell, transfer or hypothecate any securities of EVCI without the prior written consent of the underwriter(s). This provisions is self-operating but the Holder agrees to execute and furnish directly to, and for the express benefit of, the underwriter(s) any confirmation requested by the underwriter(s).


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